February 28, 2005



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK INVESTMENT TRUST
              John Hancock Small Cap Intrinsic Value Fund

Dear Sirs:

         John Hancock Investment Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective February 15, 2005.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                         JOHN HANCOCK INVESTMENT TRUST
                                                      on behalf of
                                     John Hancock Small Cap Intrinsic Value Fund



By: /s/ Edward G. McGann                         /s/James A. Shepherdson
    --------------------                         -----------------------
Name: Edward G. McGann                           Name: James A. Shepherdson
Title: Managing Director                         Title: President, and Chief
                                                        Executive Officer



Attest: /s/ Mary Jean Milner                     Attest: /s/ Brian Langenfeld